Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY
ACCO BRANDS CORPORATION
offer for all outstanding
7 5/8% Senior Subordinated Notes due 2015
and the related guarantees
in exchange for
7 5/8% Senior Subordinated Notes due 2015
and the related guarantees
which have been registered under
the Securities Act of 1933, as amended,
pursuant to the prospectus dated                            , 2005
      This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the above-referenced exchange offer (the “Exchange Offer”) pursuant to the prospectus of ACCO Brands Corporation, a Delaware corporation (the “Issuer”), and certain subsidiaries of the Issuer (collectively, the “Guarantors”), dated                    , 2005, as the same may be amended or supplemented from time to time (the “Prospectus”) and the accompanying letter of transmittal (the “Letter of Transmittal”), if (i) certificates for the Issuer’s outstanding 7 5/8% Senior Secured Notes due 2015 (the “Old Notes”) are not immediately available or all required documents are unlikely to reach the exchange agent, U.S. Bank National Association, before the Expiration Date, as defined below; or (ii) a book-entry transfer cannot be completed on time. This notice of guaranteed delivery may be delivered by hand, facsimile, mail or overnight delivery service to the exchange agent. See “The Exchange Offer — Procedures for Tendering Old Notes” in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, (a) such tender must be made by or through an eligible institution, (b) a properly completed and duly executed notice of guaranteed delivery must be received by the exchange agent on or prior to the Expiration Date and (c) the certificates for the Old Notes, or a book-entry confirmation, together with a properly completed and duly executed Letter of Transmittal, or an agent’s message in lieu thereof, with any required signature guarantees and any other documents required by the Letter of Transmittal, must be received by the exchange agent within three (3) New York Stock Exchange trading days after the date of execution of such notice of guaranteed delivery for all such tendered Old Notes.
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                         , 2005, UNLESS EXTENDED (SUCH TIME AND DATE, AS SO EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.
The exchange agent for the exchange offer is:
WACHOVIA BANK, NATIONAL ASSOCIATION
For all forms of delivery:
Wachovia Bank, National Association
Corporate Actions — NC 1153
1525 West W.T. Harris Blvd., 3C3
Charlotte, North Carolina 28288-1153
Attention: Marsha Rice

Facsimile: (704) 590-7628	For confirmation call: (704) 590-7413
      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
      This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
      The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, and which together constitute the Exchange Offer, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Old Notes — Guaranteed Delivery.”

Aggregate Principal Amount Tendered: $ ___________________ *	Name(s) of Registered Holder(s):

Certificate No(s). (if available):

$

(Total Principal Amount Represented by Old Note Certificate(s))
If Old Notes will be tendered by book-entry transfer, provide the following information:
DTC Account Number:

Date:

* Must be in integral multiples of $1,000.
      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X

X Signature(s) of Owner(s) or Authorized Signatory	Date
Telephone Number:

      Must be signed by the holder(s) of the Old Notes as their name(s) appear(s) on certificates for the Old Notes or in a securities position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Issuer, provide proper evidence satisfactory to the Issuer, in its sole and absolute discretion, of such person’s authority to so act.
Please print name(s) and address(es)
Name(s):

Capacity:

Address(es):

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GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)
      The undersigned, a firm or other entity which is identified as an “Eligible Guarantor Institution” in Rule 17Ad-15 under the Securities and Exchange Act of 1934, as amended, including: a bank; a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; a credit union; a national securities exchange, registered securities association or clearing agency; or a savings association, each of the foregoing being referred to as an “eligible institution,” hereby guarantees to deliver to the exchange agent, at the address set forth herein, either the Old Notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such Old Notes to the exchange agent’s account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with a properly completed and duly executed Letter of Transmittal, or an agent’s message in lieu thereof, and any other required documents within three (3) New York Stock Exchange trading days after the date of execution of this notice of guaranteed delivery.
      The undersigned acknowledges that it must deliver to the exchange agent the Letter of Transmittal, or an agent’s message in lieu thereof, and the Old Notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such Old Notes to the exchange agent’s account at DTC within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title

Zip Code	(Please Type or Print)

Telephone Number:	Date:

      NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH THE PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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